Exhibit 5.1

Trintech Group plc

Trintech Building

South County Business Park

Leopardstown

Dublin 18

Ireland

Registration Statement for Trintech Group plc on Form F3

Dear Sirs,

We refer to the Registration Statement on Form F3 to be filed by you with the Securities & Exchange Commission on or about 2 June, 2004 (Registration Statement) in connection with the registration for resale under the US Securities Act of 1933, as amended, of up to 300,000 of your ordinary shares of par value $0.0027 per share (the Ordinary Shares) underlying 150,000 American Depositary Shares.

As your legal counsel we have examined the Corporate Certificate (the Certificate) signed by the Chief Financial Officer and Company Secretary dated 31 May, 2004 and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion. For the purpose of this opinion we have assumed:-

1.	the genuineness of the signature on the Certificate;

2.	that the Memorandum and Articles of Association of the Company are correct and up to date;

3.	that the copies of Minutes of Meetings attached to the Certificate and produced to us are true copies and correctly record the proceedings of such meetings and/or the subject matter which they purport to record and that any other meetings referred to in such copies were duly convened and held and that all resolutions set out or referred to in such minutes were duly passed and are in full force and effect and have not been varied.

We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as at the date of this letter. Subject to that qualification and the other qualifications and assumptions set out herein we are of the opinion that the Ordinary Shares which underlie the American Depositary Shares were duly authorised, validly issued and fully paid up.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus, constituting a part thereof, and any amendment thereto.

Yours faithfully,

/s/    A&L GOODBODY